UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2014

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 1, 2014. A total of 65,300,901 shares of the Company's common stock were present or represented by proxy at the meeting, representing more than 95% of the Company's shares outstanding as of the April 12, 2014 record date. The matters submitted for a vote and the related results are as follows:

Proposal 1: To elect eleven directors to serve until the 2015 annual meeting or until their respective successors are elected and have been qualified. The results of the votes cast were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Wiessman	48,376,617	14,481,158	2,443,126
Boaz Biran	43,974,983	18,882,792	2,443,126
Ron W. Haddock	61,572,459	1,285,316	2,443,126
Itzhak Bader	49,990,190	12,867,585	2,443,126
Jeff D. Morris	50,912,843	11,944,932	2,443,126
Yeshayahu Pery	43,971,420	18,886,355	2,443,126
Zalman Segal	61,588,369	1,269,406	2,443,126
Ilan Cohen	61,464,072	1,393,703	2,443,126
Yonel Cohen	61,295,029	1,562,746	2,443,126
Oded Rubinstein	50,903,152	11,954,623	2,443,126
Shraga Biran	50,908,575	11,949,200	2,443,126

Proposal 2: To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
62,441,015	188,122	228,638	2,443,126

Proposal 3: To ratify the appointment of KPMG LLP as Alon's independent registered public accounting firm for 2014:

Votes For	Votes Against	Votes Abstained
64,952,818	102,550	245,533

Pursuant to the foregoing votes, Proposals 1, 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

Date:	May 5, 2014	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary